Exhibit 10.03

                    SUPPORT AGREEMENT BETWEEN
                        LG&E ENERGY CORP.
                               AND
                       LG&E CAPITAL CORP.


     This Support Agreement, dated as of September __, 1997, is between LG&E Energy Corp., a Kentucky corporation (together with its successors and assigns and any resulting or surviving corporation, "Energy Corp."), and LG&E Capital Corp., a Kentucky corporation (together with its successors and assigns and any resulting or surviving corporation, "LCC").

     WHEREAS,  Energy  Corp.  is  the  owner  of  100%   of   the
outstanding capital stock of LCC;

     WHEREAS, LCC intends from time to time to make borrowings from Lenders (as hereinafter defined), issue debt securities to Lenders, incur other obligations or liabilities to Lenders, guarantee loans to its subsidiaries from Lenders and guarantee other obligations of its subsidiaries to Lenders (such borrowings, debt securities, guarantees and other obligations or liabilities being hereinafter referred to as "Obligations");

     WHEREAS, Energy Corp. and LCC desire to take certain actions to enhance and maintain the financial condition of LCC as hereinafter set forth in order to enable LCC and its subsidiaries to incur indebtedness and other obligations on more advantageous and reasonable terms; and

     WHEREAS,  the Lenders will rely upon this Support  Agreement
("Agreement")  in  making  loans  or  extending  credit  to,   or
purchasing securities of,  LCC and/or its subsidiaries.

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Required Lenders" means each Lender; provided that in respect of any consent required under Section 2 of this Agreement, in the event that any Lender is bound with one or more other Lenders by an instrument, indenture, agreement or other document pursuant to which the Obligation was issued, "Required Lenders" in respect thereof means the requisite percentage of such Lenders the consent of which is required therefor as set forth in such instrument, indenture, agreement or other document or, if not so specified, the requisite percentage of such Lenders the consent of which is required pursuant to such instrument, indenture, agreement or other document to authorize a similar amendment in respect of such Obligation.

     "Subsidiary" means for Energy Corp., any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of said corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Energy Corp. or one or more
Subsidiaries of Energy Corp. or by Energy Corp. and one or more Subsidiaries of Energy Corp.

     "Utility"  means  Louisville Gas  and  Electric  Company,  a
Kentucky corporation, together with its successors and assigns and any resulting or surviving corporation.

     2. Stock Ownership. While this Agreement remains in effect, (i) Energy Corp. will own, directly or indirectly, not less than 80% of the capital stock of LCC and (ii) Energy Corp. will not, without the prior written consent of Required Lenders, own less than 100% of the common stock of the Utility. Each person, firm, corporation or other entity designated as a Lender pursuant to Section 8 of this Agreement acknowledges and agrees that, in consideration for it being designated as a Lender, it will not (after consideration of those factors that it deems relevant, including the manner in which the proceeds from any such sale or transfer by Energy Corp. of the Utility's common stock are to be used to satisfy Obligations, whether contingent or otherwise, owed to the Lenders) unreasonably withhold its consent to such sale or transfer.

     3.    Negative  Pledge.  During the term of this  Agreement,
Energy Corp. will not create or suffer to exist any lien, security interest or other charge or encumbrance, upon or with respect to any common stock of the Utility from time to time owned by Energy Corp. or any capital stock of LCC from time to time owned by Energy Corp.

     4. Net Worth. Energy Corp. agrees that it shall cause LCC to have at all times a net worth (total assets less liabilities less intangible assets, if any) of $25 million, as determined in accordance with generally accepted accounting principles.

     5. Liquidity Provision. If, during the term of this Agreement, LCC is unable to make timely payment, when due, of interest, principal or premium, if any, or other obligation on any Obligation owing to any Lender by LCC, Energy Corp. promptly shall provide LCC, at its request such funds (in the form of cash or liquid assets in an amount sufficient to permit LCC to make timely payment, when due, in respect of each such Obligation) as equity. Any request for payment pursuant to this Section 5 shall specifically identify the Obligation in respect of which LCC is unable to make timely payment and with respect to which LCC seeks funds. LCC, Energy Corp. and each Lender hereby acknowledge that any funds provided by Energy Corp. pursuant hereto shall be used solely to make payment with respect to such identified Obligation and not for any other purposes. Without limiting any obligations hereunder, in the event that a request is made with respect to two or more identified Obligations and the funds provided by Energy Corp. are not sufficient to pay the amounts owing on each such identified Obligations, the funds provided by Energy Corp. shall be applied pro rata (in proportion to the amounts then due and owing on such Obligations) to such identified Obligations. Each of the parties hereto acknowledges that Energy Corp.'s obligations hereunder do not constitute a guarantee by Energy Corp. of the Obligations of LCC. This Agreement shall continue to be effective or be reinstated with respect to any payment of an Obligation which is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of LCC, all as though such payment had not been made.

     6. Waivers. Energy Corp. hereby waives any failure or delay on the part of LCC or any Lender in asserting or enforcing any of its rights or in making any claims or demands hereunder.
LCC or any Lender may at any time, without Energy Corp.'s consent, without notice to Energy Corp. and without affecting or impairing LCC's or such Lender's rights, or impairing Energy Corp.'s obligations hereunder, do any of the following with respect to any Obligation: (a) make changes, modifications, amendments or alterations, by operation of law or otherwise, including without limitation, any increase in the principal amount of such Obligation or the rate of interest payable thereon or any change in the method of calculating the rate of interest payable thereon, (b) grant renewals and extensions and extensions of time, for payment or otherwise, (c) accept new or additional documents, instruments or agreements relating to or in substitution of said Obligation, or (d) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

     7. Amendment. The Agreement may be amended or terminated at any time by written amendment or agreement signed by both parties; provided, however, that (i) no amendment to this Agreement which adversely affects the rights of LCC or any Lender shall be effective as to any Lender until the earliest to occur of (x) all Obligations owing to any Lender by LCC on the date of such amendment shall be discharged and all irrevocable commitments of any Lender in respect of Obligations shall have terminated, or (y) such Lender shall consent in writing to such amendment, provided that in the event that such Lender is bound with one or more other Lenders by an instrument, indenture, agreement or other document pursuant to which the Obligation was issued, the requisite consent of the Lenders to an amendment to this Agreement set forth in such instrument, indenture, agreement or other document is obtained or, if not so specified, such amendment shall have been consented to by the requisite Lenders in respect of such Obligation as shall be authorized pursuant to which instrument, indenture, agreement or other document to authorize a similar amendment in respect of such Obligation and
(ii) no termination of this Agreement shall be effective as to LCC or any Lender until such time as all Obligations owing to such Lender by LCC on the date of such termination shall have been discharged in full and all irrevocable commitments of such Lender in respect of Obligations shall have terminated, unless such Lender shall consent in writing to the contrary.

     8. Rights of Lenders. LCC hereby assigns and pledges to Lenders for the ratable benefit of each Lender, LCC's rights under Sections 2, 3, 4, 5 and 6 of this Agreement, and, if LCC fails or refuses to take timely action to enforce its rights under Sections 2, 3, 4, 5 and 6 of this Agreement, any Lender may enforce such rights on behalf of LCC directly against Energy Corp. Energy Corp. hereby consents to such assignment and pledge and enforcement by the Lenders. The term "Lender" as used in this Agreement shall mean any person, firm, corporation or other entity (i) to which LCC is indebted for money borrowed or to which LCC otherwise owes any Obligations or which is acting as trustee or authorized representative on behalf of such person, firm, corporation or other entity and (ii) which Energy Corp. has expressly designated in writing to LCC and to such Lender as being a Lender for purposes of this Agreement and entitled to the rights and privileges hereof. Any designation of any person, firm, corporation or other entity as a Lender for purposes of this Agreement may provide that such person, firm, corporation or other entity shall be a Lender only as to a specific, identified Obligation owing to such person, firm, corporation or other entity by LCC or that such person, firm, corporation or other entity shall be a Lender as to all Obligations at any time owing to such Lender by LCC. LCC and Energy Corp. agree, for the benefit of Lenders, to execute and deliver all further instruments and documents, and take all further action that Lenders may reasonably request in order to perfect and protect any security interest purported to be granted hereby.

     9. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made by United States first class mail, telex, facsimile transmission or hand delivery addressed as follows:

     If to Energy Corp.: LG&E Energy Corp.
                    220 W. Main Street (P.O. Box 32030)
                    Louisville, Kentucky  40232
                    Attention:  Treasurer

     If to LCC:     LG&E Capital Corp.
                    220 W. Main Street (P.O. Box 32030)
                    Louisville, Kentucky  40232
                    Attention:  Treasurer

     10. Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and is also intended for the benefit of the Lenders, and, notwithstanding that such Lenders are not parties hereto, each Lender shall be entitled to the full benefits of this Agreement and to enforce the covenants and agreements contained herein as set forth in Section 8. This Agreement is not intended for the benefit of any person other than Lenders, and shall not confer or be deemed to confer upon any such person any benefits, rights or remedies hereunder.

     11. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky.

                                   LG&E ENERGY CORP.


                                   By:
                                        Charles A. Markel III
                                   Title:               Treasurer


                                   LG&E CAPITAL CORP.


                                   By:
                                        Charles A. Markel III
                                   Title:               Treasurer